UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting of Stockholders of Merrimack Pharmaceuticals, Inc. (the “Company”) held on June 11, 2013, the Company’s stockholders voted on the following proposals:

1.  The nominees listed below were elected to the Company’s board of directors, each for a one year term ending at the Company’s 2014 annual meeting of stockholders.

Nominees	For	Withheld	Broker Non-Votes
Robert J. Mulroy	41,037,128	12,947	31,589,658
Gary L. Crocker	41,033,833	16,242	31,589,658
James van B. Dresser	40,753,051	297,024	31,589,658
Gordon J. Fehr	40,270,970	779,105	31,589,658
John Mendelsohn, M.D.	40,274,123	775,952	31,589,658
Sarah E. Nash	41,037,078	12,997	31,589,658
Michael E. Porter, Ph.D.	40,950,582	99,493	31,589,658
James H. Quigley	41,009,881	40,194	31,589,658
Anthony J. Sinskey, Sc.D.	40,270,870	779,205	31,589,658

2.  The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified.

For:	72,608,444
Against:	21,882
Abstain:	9,407

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: June 13, 2013	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
Vice President and General Counsel